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                                 EXHIBIT 23.14



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                                                                   EXHIBIT 23.14


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-4 of our report dated October 7, 1997 on the statement of revenues and certain expenses of the Riese Properties for the year ended April 30, 1997, included in the Current Report on Form 8-K of Vornado Realty Trust dated September 22, 1997, and to the reference to us under the heading 'Experts' in the Proxy Statement/Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
October 21, 1997